EXHIBIT  24.1



                               HANDEX CORPORATION
                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that Handex corporation hereby constitutes and appoints Curtis Lee Smith, Jr., Thomas B. Bresnan, John T. St. James or Scott R. Wilson, or any one of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting onto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, this Power of Attorney has been signed at Morganville, New Jersey on November 27, 1996.
                              HANDEX CORPORATION

                              By:  /s/Curtis Lee Smith, Jr.
                                   ------------------------------------
                                   Curtis Lee Smith, Jr.
                                   Chairman and Chief Executive Officer


370/18746GWD.400

                                                    EXHIBIT  24.1
                                                       (Continued)



                               HANDEX CORPORATION
                              Certified Resolution



                               E-1
          I, SCOTT R. WILSON Assistant Secretary of Handex Corporation, a Delaware corporation (the "Company") do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on November 18, 1996 and that the same has not been changed and remains in full force and effect.
          RESOLVED FURTHER, that Curtis Lee Smith, Jr., Thomas J. Bresnan, John T. St. James or Scott R. Wilson, be, and each of them hereby is, appointed as the attorney of Handex Corporation, with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-8, or any other appropriate form that may be used from time to time, with respect to the issue and sale of the Shares, and any and all amendments, post-effective amendments and exhibits to such Registration Statement and any and all applications or other documents to be filed with the Securities and Exchange Commission or any automated quotation system of a registered securities association, including the NASDAQ Stock Market, pertaining to the quotation thereon of the Shares covered by such Registration Statement or pertaining to such registration and any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said Shares with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above authority to do the foregoing on behalf and in the name of any duly authorized officer of the Company; and the Chairman and Chief Executive Officer of the Company be, and hereby is authorized and directed for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment


                                   /s/Scott R. Wilson
                                   -----------------------
                                   Scott R. Wilson,
                                   Assistant Secretary
Dated:  November 27, 1996

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